Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-4 dated January 10, 2005 of Harmony Gold Mining Company Limited of our report dated September 30, 2004, relating to the consolidated financial statements of Harmony Gold Mining Company Limited, which appear in the issuer’s Annual Report on Form 20-F/A for the year ended June 30, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Inc.

PricewaterhouseCoopers Inc.

Johannesburg, South Africa

January 10, 2005